As filed with the Securities and Exchange Commission on November 13,1998


                            Registration No. 333-60741


                         SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                          POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-8
                                       TO
                                    FORM S-4
                           REGISTRATION STATEMENT UNDER
                            THE SECURITIES ACT OF 1933 *


                             SKY FINANCIAL GROUP, INC.
                   (formerly known as Citizens Bancshares, Inc.)
               (Exact name of registrant as specified in its charter)

            Ohio                                     34-1372535
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
  incorporation or organization)

                              221 South Church Street
                             Bowling Green, Ohio  43402
                                 (419) 327-6300
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                 Mid Am, Inc. 1992 Stock Option Plan, as amended
             Amended and Restated Mid Am, Inc. 1997 Stock Option Plan
                            (Full title of the plans)


                          W. Granger Souder, Jr., Esq.
                    Executive Vice President and General Counsel
                             221 South Church Street
                           Bowling Green, Ohio  43402
                      (Name and address of agent for service)

                                (419) 327-6300
           (Telephone number, including area code, of agent for service)











<PAGE  2>


CALCULATION OF REGISTRATION FEE


                                         Proposed     Proposed
                                          maximum      maximum
                        Amount to be     aggregate    aggregate    Amount of
Title of securities      registered        price       offering   registration
 to be registered            (1)          per unit      price         fee


Common Stock         1,332,479 shares       (3)           (3)         (3)
(with the
 accompanying
 Preferred Stock
 Purchase Rights
 (2).)



(1) Plus such indeterminate number of shares as may be issued to prevent dilution resulting from stock dividends, stock splits, combination of shares, recapitalization, merger, consolidation or other corporate reorganization in accordance with Rule 416 under the Securities Act of 1933.

(2) Includes associated Preferred Stock Purchase Rights (the "Rights"). Prior to the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the common stock and will be transferred along with and only with such securities.

(3) Not applicable. All filing fees payable in connection with the registration of the issuance of these securities were paid in connection with the filing of the Registrant's Form S-4 Registration Statement (333-60741) on August 5, 1998.


* Filed as a Post-Effective Amendment on Form S-8 to such Form S-4 Registration Statement pursuant to the procedure described in Part II under "Introductory Statement."



















<PAGE  3>


PART I

PART I   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS.

The documents containing the information required in Part I of the Registration Statement will be provided to each participant in the Plan as required by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") in accordance with the instructions to Form S-8.


PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

INTRODUCTORY STATEMENT

   Sky Financial Group, Inc., formerly known as Citizens Bancshares, Inc. (the "Registrant") hereby amends its Registration Statement on Form S-4
(No. 333-60741) (the "Form S-4") by filing this Post-Effective Amendment No. 1 on Form S-8 with respect to up to 1,332,479 shares of the Registrant's common stock, no par value per share ("Common Stock") issuable in connection with the Mid Am, Inc. 1992 Stock Option Plan, as amended June 16, 1994 and October 19, 1995 and the Amended and Restated Mid Am, Inc. 1997 Stock Option Plan (collectively, the "Plans"). All such shares of Common Stock were previously included in the Form S-4.

   Pursuant to an Amended and Restated Agreement and Plan of Merger dated as of August 5, 1998 between Citizens Bancshares, Inc. ("Bancshares") and Mid Am, Inc. ("Mid Am"), Mid Am merged with and into Bancshares on
October 2, 1998 (the "Effective Time"), with Bancshares as the surviving company under the name Sky Financial Group, Inc., at which time the separate corporate existence of Mid Am ceased. At the Effective Time, each outstanding and unexercised option (a "Mid Am Option") to purchase shares of Mid Am common stock ("Mid Am Common Stock") is deemed to constitute an option to purchase, on the same terms and conditions as were applicable under such Mid Am Option immediately prior to the Effective Time, the number of shares of Common Stock equal to the product, rounded to the nearest whole share, of the number of shares of Mid Am Common Stock subject to such option and .77, at the price per share equal to the exercise price per share of the Mid Am Common Stock under the original Mid Am Option divided by .77, rounded to the nearest cent.

Item 3.   Incorporation of Certain Documents by Reference.

   The following documents filed with the SEC by Registrant are incorporated by reference into this Prospectus: (1) the Annual Report on Form 10-K of Bancshares for the year ended December 31, 1997 (the "1997 Bancshares 10-K"), except for the consolidated financial statements which have been superseded and are contained in the Current Report on Form 8-K dated October 15, 1998;
(2) the portions of Bancshares' Proxy Statement for the Annual Meeting of Shareholders held on May 11, 1998 that have been incorporated by reference into the 1997 Bancshares 10-K; (3) Bancshares' Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 (which have not been restated for the merger with Mid Am, Inc. effected on October 2, 1998);



<PAGE  4>


(4) Registrant's Current Reports on Form 8-K, dated January 2, 1998, May 21, 1998, June 2, 1998, June 25, 1998 (except for the supplemental consolidated financial statements which have been superseded and are contained in the Current Report on Form 8-K dated October 15, 1998), July 24, 1998, July 29, 1998, September 23, 1998, October 15, 1998 and October 16, 1998, and on Form 8-K/A, dated June 25, 1998; (5) the description of Bancshares' common stock contained in Bancshares' registration statements filed pursuant to Section 12 of the Securities Exchange Act of 1934 (and any amendment or report filed for the purpose of updating such description); and (6) all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 4.   Description of Securities.

   Not applicable.

Item 5.   Interests of Named Experts and Counsel.

   The validity of the Common Stock to be issued pursuant to the Plans has been passed upon by W. Granger Souder, Jr., Executive Vice President and General Counsel of the Registrant. Mr. Souder owns shares of Common Stock and holds options to purchase additional shares of Common Stock under the Plans.

Item 6.   Indemnification of Directors and Officers.

   The Registrant's Code of Regulations provides that the Registrant shall indemnify any director or officer and any former director or officer and any such director or officer who is or has served at the request of the Registrant as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by law.

   In addition, the Registrant has indemnification agreements with each of its directors and executive officers which expand such indemnitees' rights in the event that Ohio law and the Registrant's Code of Regulations are changed. The indemnification rights available under the agreements are subject to certain exclusions, including a provision that no indemnification shall be made if a court determines by clear and convincing evidence that the indemnitee has acted or failed to act with deliberate intent to cause injury to, or with reckless disregard for the best interests of the Registrant.

Item 7.   Exemption from Registration Claimed.

   Not applicable.

Item 8.   Exhibits.

   See Exhibit Index attached hereto.



<PAGE  5>


Item 9.   Undertakings.

A.   The undersigned Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



<PAGE  6>



C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.








































<PAGE  7>


                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bowling Green, Ohio, on November 8, 1998.

                              SKY FINANCIAL GROUP, INC.


                              By:  /s/ David R. Francisco
                                   David R. Francisco
                                   Chairman and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ David R. Francisco                          November 8, 1998
David R. Francisco, Chief                       Date
Executive Officer, Chief Financial
Officer and Director

/s/ Marty E. Adams                              November 8, 1998
Marty E. Adams, President, Chief                Date
Operating Officer and Director

/s/ James C. McBane*                            November 8, 1998
James C. McBane, Vice Chairman                  Date
of the Board and Director


Fred H. Johnson, III, Director                  Date

/s/ Keith D. Burgett*                           November 8, 1998
Keith D. Burgett, Director                      Date

/s/ Willard L. Davis*                           November 8, 1998
Willard L. Davis, Director                      Date

/s/ H. Lee Kinney*                              November 8, 1998
H. Lee Kinney, Director                         Date

/s/ Kenneth E. McConnell*                       November 8, 1998
Kenneth E. McConnell, Director                  Date

/s/ Glenn F. Thorne*                            November 8, 1998
Glenn F. Thorne, Director                       Date

/s/ Gerard P. Mastroianni*                      November 8, 1998
Gerard P. Mastroianni, Director                 Date


<PAGE  8>



/s/ Del E. Goedeker*                            November 8, 1998
Del E. Goedeker, Director                       Date

/s/ Joseph W. Tosh, II*                         November 8, 1998
Joseph W. Tosh, II, Director                    Date

/s/ Gerald D. Aller*                            November 8, 1998
Gerald D. Aller, Director                       Date


David A. Bryan, Director                        Date

/s/ D. James Hilliker*                          November 8, 1998
D. James Hilliker, Director                     Date

/s/ Marilyn O. McAlear*                         November 8, 1998
Marilyn O. McAlear, Director                    Date

/s/ Thomas S. Noneman*                          November 8, 1998
Thomas S. Noneman, Director                     Date

/s/ Edward J. Reiter                            November 8, 1998
Edward J. Reiter, Senior Chairman               Date
of the Board and Director

/s/ Emerson J. Ross, Jr.*                       November 8, 1998
Emerson J. Ross, Jr., Director                  Date

/s/ Douglas J. Shierson*                        November 8, 1998
Douglas J. Shierson, Director                   Date


C. Gregory Spangler, Director                   Date


Robert E. Stearns, Director                     Date


* The undersigned attorney-in-fact, by signing his name below, does hereby sign this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 on behalf of the above-named officers and directors pursuant to a power of attorney executed by such persons and filed with the Securities and Exchange Commission contemporaneously herewith.



/s/ W. GRANGER SOUDER, JR.

W. Granger Souder, Jr.
Attorney-In-Fact






<PAGE  9>


EXHIBIT INDEX


Exhibit                             Description


4(a)   The Registrant's Fifth Amended Articles of Incorporation
(incorporated by reference to Exhibit 3.1 of Form S-4 Registration Statement No. 333-60741 of the Registrant).

4(b)   Amendment to the Registrant's Fifth Amended Articles of Incorporation
(incorporated by reference to Appendix B of the Joint Proxy
Statement/Prospectus in Form S-4 Registration Statement No. 333-60741 of the Registrant).

4(c)   The Registrant's Code of Regulations, as amended
(incorporated by reference to Exhibit 3(2) of Form S-4 Registration Statement No. 0-18209 of the Registrant).

4(d)   Amendment to the Code of Regulations of the Registrant
(incorporated by reference to Appendix C of the Joint Proxy
Statement/Prospectus in Form S-4 Registration Statement No. 333-60741 of the Registrant).

4(e)   Shareholder Rights Agreement dated as of July 21, 1998, between
Bancshares and The Citizens Banking Company, as Rights Agent
(incorporated by reference to Exhibit 4 of Form S-4 Registrant Statement
 No. 333-60741 of the Registrant).

4(f)   Mid Am, Inc. 1992 Stock Option Plan, as amended
(incorporated by reference to Exhibit 10.3 of Mid Am's Annual Report on
 Form 10-K for the fiscal year ended December 31, 1996).

4(g)   Amended and Restated Mid Am, Inc. 1997 Stock Option Plan
(incorporated by reference to the information contained under the caption "Annex 1, AMENDED AND RESTATED MID AM, INC. 1997 STOCK OPTION PLAN," in
Mid Am's 1998 Proxy Statement for the Annual Meeting of Shareholders held on April 24, 1998).

5     Opinion of W. Granger Souder, Jr., Esq. regarding legality.

23(a)   Consent of Crowe, Chizek and Company LLP.

23(b)   Consent of S.R. Snodgrass, A.C.

23(c)   Consent of PricewaterhouseCoopers LLP.

23(d)   Consent of W. Granger Souder, Jr., Esq. (included in Exhibit 5).

24    Powers of Attorney submitted by David R. Francisco, Marty E. Adams,
Edward J. Reiter, James C. McBane, Keith D. Burgett, Willard L. Davis,
H. Lee Kinney, Kenneth E. McConnell, Glenn F. Thorne, Gerard P. Mastroianni, Del E. Goedeker, Joseph W. Tosh, II, Gerald D. Aller, D. James Hilliker, Marilyn O. McAlear, Thomas S. Noneman, Emerson J. Ross, Jr., and
Douglas J. Shierson.